Exhibit 10.3

COLISEUM ACQUISITION CORP.

80 Pine Street, Suite 3202

New York, NY 10005

June 26, 2023

SC Management LLC 80 Pine Street, Suite 3202 New York, NY 10005 Re: Termination of the Administrative Services Agreement

To the above-referenced party:

Reference is made to the Administrative Services Agreement by and between Coliseum Acquisition Corp. (the “Company”) and SC Management LLC (the “Provider”), dated June 22, 2021 (the “Services Agreement”). The Company wishes to terminate the Services Agreement effective as of the date hereof. By signing below, parties have agreed that the Services Agreement shall be of no further force or effect as of or after the date hereof.

In consideration of the terms of this letter and other valuable consideration, the Provider agrees to forgive and fully discharge all fees that are outstanding under the Services Agreement as of the date hereof.

coliseum acquisition corp.

By:	/s/ Daniel Haimovic

Name:	Daniel Haimovic
Title:	Co-Chief Executive Officer

Agreed and Accepted by:

SC MANAGEMENT LLC

By:	/s/ Daniel Haimovic

Name:	Daniel Haimovic
Title:	Co-Chief Executive Officer